 Exhibit (g)(2)

SCHEDULE II

TO THE CUSTODY AGREEMENT, dated as of December 6, 2013 between ETFIS SERIES TRUST I (the “Trust”) and The Bank of New York Mellon (“Custodian”).  AS REVISED JANUARY 31, 2019.

SERIES

INFRACAP MLP ETF

VIRTUS LIFESCI BIOTECH CLINICAL TRIALS ETF

VIRTUS LIFESCI BIOTECH PRODUCTS ETF

INFRACAP REIT PREFERRED ETF

VIRTUS NEWFLEET MULTI-SECTOR BOND ETF

REAVES UTILITIES ETF

VIRTUS CUMBERLAND MUNICIPAL BOND ETF

VIRTUS GLOVISTA EMERGING MARKETS ETF

VIRTUS WMC GLOBAL FACTOR OPPORTUNITIES ETF

VIRTUS INFRACAP U.S. PREFERRED STOCK ETF

VIRTUS WMC RISK-MANAGED ALTERNATIVE EQUITY ETF

VIRTUS PRIVATE CREDIT STRATEGY ETF

VIRTUS REAL ASSET INCOME ETF

VIRTUS SEIX SENIOR LOAN ETF

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.  As of January 31, 2019.

ETFIS SERIES TRUST I
On behalf of each Series identified on Schedule II attached to the Agreement

By:	/s/ William Smalley
Name: William Smalley
Title: President

THE BANK OF NEW YORK MELLON

By:	/s/ Elizabeth Stubenrauch
Name: Elizabeth Stubenrauch
Title: R.E.